Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Safeguard Scientifics, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-41853, 33-72560, 333-75501, 333-86777, 333-65092, 333-73284, 333-103976, and 333-118046) on Form S-8 and in the registration statements (Nos. 333-114794, 333-86675 and 333-32512) on Form S-3 of Safeguard Scientifics, Inc. and subsidiaries of our reports dated March 14, 2005, with respect to the consolidated balance sheets of Safeguard Scientifics, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive loss, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Safeguard Scientifics, Inc. Our report dated March 14, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, contains an explanatory paragraph that states that Safeguard Scientifics, Inc. acquired Laureate Pharma, Inc. and Alliance acquired Mensamind, Inc. during 2004, and management excluded from its assessment of the effectiveness of internal control over financial reporting of Safeguard Scientifics, Inc. as of December 31, 2004, the internal control over financial reporting of Laureate Pharma, Inc. and Mensamind, Inc. associated with total assets of $37.4 million and total revenues of $1.0 million included in the consolidated financial statements of Safeguard Scientifics, Inc. and subsidiaries as of and for the year ended December 31, 2004. Our audit of internal control over financial reporting of Safeguard Scientifics, Inc. also excluded an evaluation of the internal control over financial reporting of Laureate Pharma, Inc. and Mensamind, Inc.

Our report with respect to the consolidated financial statements of Safeguard Scientifics, Inc. as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004 contains an explanatory paragraph regarding the adoption of SFAS No. 142, “Goodwill and Intangible Assets,” on January 1, 2002.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 14, 2005